Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Regency Energy Partners LP and Regency Energy Finance Corp. of our report dated February 15, 2011 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/PricewaterhouseCoopers LLP
Houston, Texas
May 23, 2011